IDAHO CONSOLIDATED METALS CORP.

                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997

                                   U.S. Funds

Auditors' Report

Board of Directors and Shareholders
Idaho Consolidated Metals Corp.


We have audited the accompanying balance sheets of Idaho Consolidated Metals Corp. and subsidiary (an exploration stage company) as of December 31, 1998 and 1997 and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1998 and cumulative from inception (September 15, 1988) through December 31, 1998, and the consolidated changes in shareholders' equity from inception (September 15, 1988) through December 31, 1998, which as described in Note 1, have been prepared on the basis of accounting principles generally accepted in Canada. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Idaho Consolidated Metals Corp. as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 and cumulative from inception (September 15, 1988) through December 31, 1998 and the changes in shareholders' equity from inception (September 15, 1988) through December 31, 1998 in conformity with accounting principles generally accepted in Canada.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses since its inception and has a working capital deficiency at December 31, 1998. In addition, as described in Note 1, uncertainties exist regarding the Company's ability to obtain necessary financing to successfully develop economic ore reserves on its properties and realize profitable production levels or proceeds from their disposition. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                    "PricewaterhouseCoopers LLP"

Spokane, Washington                                   PRICEWATERHOUSECOOPERS LLP
May 14, 1999

Idaho Consolidated Metals Corp.                                      Statement 1
(An Exploration Stage Company)
Consolidated Balance Sheets

As at December 31, 1998 and 1997
U.S. Funds




ASSETS                                                            1998          1997
----------------------------------------------------------------------------------------
Current
    Cash and cash equivalents ...........................   $       407    $    78,885
    Cash in trust .......................................        50,000         50,000
    Other ...............................................         2,063          3,988
                                                            ----------------------------
                                                                 52,470        132,873
Restricted Investments ..................................        90,000         90,000
Property Rights, Plant and Equipment, net (Note 3) ......     1,466,199      3,022,036
                                                            ----------------------------
                                                            $ 1,608,669    $ 3,244,909
----------------------------------------------------------------------------------------


LIABILITIES
----------------------------------------------------------------------------------------
Current
    Accounts payable - Related parties ..................   $   128,687    $   180,992
    Other accounts payable ..............................       227,708        154,574
    Notes payable to shareholders, due currently (Note 4)         9,527        254,150
                                                            ----------------------------
                                                                365,922        589,716
Notes Payable to Shareholders, non-current (Note 4) .....       747,493         13,070
                                                            ----------------------------
                                                              1,113,415        602,786
                                                            ----------------------------
Commitments and Contingencies (Notes 1, 3, 13 and 15)

SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------
Share Capital (Note 5)
    Authorized:
       100,000,000 common shares with no par value
    Issued and outstanding:
           9,434,650 (9,434,650) shares .................     7,508,593      7,508,593
Convertible Securities (Note 6) .........................       249,862             --
Deficit Accumulated During the Exploration Stage ........    (7,263,201)    (4,866,470)
                                                            ----------------------------
                                                                495,254      2,642,123
                                                            ----------------------------
                                                         $    1,608,669   $  3,244,909
----------------------------------------------------------------------------------------


ON BEHALF OF THE BOARD:

"Del Steiner", Director

"Robert Young", Director


               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 2a
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds


                                                                                           Deficit
                                                                                         Accumulated
                                                                                          During the
                                           Common Shares               Convertible        Exploration
                                       Shares             Amount        Securities           Stage             Total
------------------------------------------------------------------------------------------------------------------------
Balance at inception (September
    15, 1988) .....................          2         $       2         $     -          $      -          $       2
  Issuance of shares for cash
     ($0.21 per share) ............    288,000            60,352               -                 -             60,352
  Loss for the period .............          -                 -               -            (1,835)            (1,835)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1988 .......    288,002            60,354               -            (1,835)            58,519
  Issuance of shares for cash
     ($0.21 per share) ............    372,000            79,747               -                 -             79,747
  Loss for the year ...............          -                 -               -           (18,799)           (18,799)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1989 .......    660,002           140,101               -           (20,634)           119,467
  Issuance of shares for cash
     ($0.05 per share) ............    966,000            51,414               -                 -             51,414
  Loss for the year ...............          -                 -               -           (53,953)           (53,953)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1990 .......  1,626,002           191,515               -           (74,587)           116,928
  Issuance of shares for cash
     ($0.48 per share), net of
     $37,555 of issuance costs ....    750,000           322,793               -                 -            322,793
  Exercise of warrants ($0.57
    per share) ....................    550,000           311,955               -                 -            311,955
  Exercise of options ($0.48
    per share) ....................     30,000            14,398               -                 -             14,398
  Issuance of shares for
    property rights ($0.48 per
    share) ........................     70,000            33,595               -                 -             33,595
  Loss for the year ...............          -                 -               -          (150,464)          (150,464)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1991 .......  3,026,002           874,256               -          (225,051)           649,205
  Issuance of shares for
     exercise of options ($0.43
     per share) ...................     55,000            23,633               -                 -             23,633
  Issuance of shares for
    property rights ($1.09 per
    share) ........................    700,000           765,625               -                 -            765,625
  Loss for the year ...............          -                 -               -          (244,310)          (244,310)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1992 .......  3,781,002         1,663,514               -          (469,361)         1,194,153
  Issuance of shares for cash
     in May and August ($0.97
     per share) ...................    166,330           161,173               -                 -            161,173
  Issuance of shares for cash
    in December ($1.55 per
    share) .........................   280,212           433,350               -                 -            433,350
  Loss for the year ................         -                 -               -          (180,570)          (180,570)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1993 ........ 4,227,544         2,258,037               -          (649,931)         1,608,106
  Issuance of shares for
     exercise of options ($0.68
     per share) ....................   212,500           143,523               -                 -            143,523
  Issuance of shares for
    exercise of warrants ($2.19
    per share) .....................   270,000           591,240               -                 -            591,240
  Issuance of shares for
    equipment and process
    ($1.25 per share) ..............   600,000           750,000               -                 -            750,000
  Loss for the year ................         -                 -               -          (641,466)          (641,466)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1994 ........ 5,310,044      $  3,742,800       $       -      $ (1,291,397)      $  2,451,403
                                     -----------        -----------    ------------     -------------       ------------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 2b
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds



                                                                                           Deficit
                                                                                         Accumulated
                                                                                          During the
                                           Common Shares               Convertible        Exploration
                                       Shares             Amount        Securities           Stage             Total
------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1994 .......  5,310,044      $  3,742,800      $        -      $ (1,291,397)      $  2,451,403
  Issuance of shares for cash
     ($1.50 per share) ............    628,264           942,396               -                 -            942,396
  Issuance of shares for
    exercise of warrants ($2.23
    per share) ....................     30,000            66,900               -                 -             66,900
  Loss for the year ...............          -                 -               -          (556,503)          (556,503)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1995 .......  5,968,308         4,752,096               -        (1,847,900)         2,904,196
  Issuance of shares for cash
     in May ($1.50 per share) .....    100,000           150,000               -                 -            150,000
  Issuance of shares for cash
    in June ($1.75 per share) .....    755,900         1,322,825               -                 -          1,322,825
  Issuance of shares for
    exercise of options ($1.32
    per share) ....................     30,000            39,520               -                 -             39,520
  Loss for the year ...............          -                 -               -        (1,294,351)        (1,294,351)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1996 .......  6,854,208         6,264,441               -        (3,142,251)         3,122,190
  Issuance of shares for
     resource property in March
     ($0.83 per share) ............    125,000           104,000               -                 -            104,000
  Issuance of shares for
    resource property in
    September ($0.65 per share) ...    125,000            81,250               -                 -             81,250
  Allotment of shares for debt
    settlement in September
    ($0.53 per share) .............    567,209           299,842               -                 -            299,842
  Allotment of shares for cash
    in November ($0.43 per
    share) ........................  1,763,233           759,060               -                 -            759,060
  Loss for the year ...............          -                 -               -        (1,724,219)        (1,724,219)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1997 .......  9,434,650         7,508,593               -        (4,866,470)         2,642,123
  Equity component on issuance
    of convertible securities .....          -                 -         249,862                 -            249,862
  Loss for the year ...............          -                 -               -        (2,396,731)        (2,396,731)
                                     -----------        -----------    ------------     -------------       ------------
Balance - December 31, 1998 .......  9,434,650  $      7,508,593  $      249,862   $    (7,263,201)  $        495,254
------------------------------------------------------------------------------------------------------------------------






               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 3
(An Exploration Stage Company)
Consolidated Statements of Operations
U.S. Funds


                                                                                      Cumulative from
                                                                                         Inception
                                                                                       (September 15,
                                                                                       1988) through
                                                       Year Ended December 31,          December 31,
                                                1998         1997            1996           1998
                                          -----------------------------------------------------------
Revenue
    Property option receipts ..........   $      --     $   165,000    $      --      $   165,000
    Cost of property options ..........          --         (72,588)          --          (72,588)
                                          -----------------------------------------------------------
                                                 --          92,412           --           92,412
    Interest ..........................         6,016         5,627          8,316         52,276
                                          -----------------------------------------------------------
                                                6,016        98,039          8,316        144,688
                                          -----------------------------------------------------------
Operating Expenses
    General and administrative ........       562,557       830,681        639,429      3,868,778
    Write-off processing equipment and
      related costs ...................          --       1,017,883        419,440      1,437,323
    Abandonment of property rights ....     1,705,167       345,622        200,279      2,255,887
    Loss on disposal of equipment .....          --            --             --            4,576
    Interest costs ....................       135,023        58,502         67,622        331,554
    Less interest capitalized .........          --         (27,346)       (24,103)       (87,145)
                                          -----------------------------------------------------------
                                            2,402,747     2,225,342      1,302,667      7,810,973
                                          -----------------------------------------------------------
Loss Before the Following .............     2,396,731     2,127,303      1,294,351      7,666,285
    Gain on settlement of lawsuit
      (Note 8) ........................          --         223,946           --          223,946
    Gain on settlement of debt (Note 9)          --         179,138           --          179,138
                                          -----------------------------------------------------------
Net Loss ..............................   $ 2,396,731   $ 1,724,219    $ 1,294,351    $ 7,263,201
-----------------------------------------------------------------------------------------------------
Net Loss per Share - Basic ............   $      0.25   $      0.23    $      0.22
-----------------------------------------------------------------------------------------------------
Weighted Average Shares - Basic .......     9,434,650     7,446,141      5,989,371
-----------------------------------------------------------------------------------------------------


               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 4a
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds



                                                                                      Cumulative from
                                                                                          Inception
                                                                                      (September 15,
                                                                                      1988) through
                                                       Year Ended December 31,         December 31,
                                                1998         1997            1996          1998
-----------------------------------------------------------------------------------------------------
Operating Activities
  Net Loss ............................   $(2,396,731)   $(1,724,219)   $(1,294,351)   $(7,263,201)
  Adjustments to reconcile net loss to
     net cash used by operating
     activities
     Amortization .....................         9,104         12,577          8,026         48,212
     Amortization of interest discount         56,812           --             --           56,812
     Gain on settlement of lawsuit ....          --         (223,946)          --         (223,946)
     Gain on settlement of debt .......          --         (179,138)          --         (179,138)
     Loss on disposal of equipment ....          --             --             --            4,576
     Write-off of inventory and
       equipment ......................          --        1,017,883        415,254      1,433,137
     Abandonment and sale of property
       rights .........................     1,705,167        418,210        200,279      2,328,475
     Change in:
       Inventory ......................          --             --          (40,000)      (164,416)
       Other assets ...................         1,925         (1,238)        (2,662)        (2,063)
       Accounts payable - Related
         parties ......................       (52,305)       141,504         55,483        454,183
       Other accounts payable .........        73,134         17,850         76,965        526,141
                                          -----------------------------------------------------------
  Net cash used in operating activities      (602,894)      (520,517)      (581,006)    (2,981,228)
                                          -----------------------------------------------------------
Investing Activities
  Property rights, plant and equipment
     Acquisition costs ................       (75,671)      (105,585)      (312,993)    (1,338,118)
     Exploration costs ................       (82,763)      (268,857)      (370,823)    (1,913,596)
     Proceeds from sale of option on
       property .......................          --             --           50,000         50,000
     Deposit on property rights .......          --             --             --         (100,000)
  Cash in trust .......................       (50,000)          --          (50,000)
  Purchase of investment for
     reclamation bond .................          --           (5,000)       (75,000)       (90,000)
                                          -----------------------------------------------------------
  Net cash used in investing activities      (158,434)      (429,442)      (708,816)    (3,441,714)
                                          -----------------------------------------------------------



               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 4b
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds



                                                                                        Cumulative from
                                                                                           Inception
                                                                                        (September 15,
                                                                                        1988) through
                                                       Year Ended December 31,           December 31,
                                                1998         1997            1996           1998
------------------------------------------------------------------------------------------------------
Financing Activities
  Proceeds from note payable to bank ...   $      --      $      --      $      --      $    35,408
  Repayments on note payable to bank ...          --          (22,173)       (13,235)       (35,408)
  Proceeds from  related  party  notes
     payable ...........................       687,138         24,815           --        1,496,953
  Repayments on  related  party  notes
     payable ...........................      (254,150)          --         (143,597)      (797,747)
  Net proceeds from issuance of
     convertible securities ............       249,862           --             --          249,862
  Net proceeds from sale of common stock          --          759,060      1,546,495      5,474,281
                                          ------------------------------------------------------------
  Net cash provided by financing
     activities ........................       682,850        761,702      1,389,663      6,423,349
                                          ------------------------------------------------------------
Net Increase (Decrease) in Cash and
  Cash Equivalents .....................       (78,478)      (188,257)        99,841            407
  Cash and cash equivalents - Beginning
     of period .........................        78,885        267,142        167,301           --
                                          ------------------------------------------------------------
Cash and Cash Equivalents - End of
  Period ...............................   $       407    $    78,885    $   267,142    $       407
------------------------------------------------------------------------------------------------------





               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.                                    Statement 4c
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds


                                                                            Cumulative from
                                                                               Inception
                                                                             (September 15,
                                                                             1988) through
                                                Year Ended December 31,       December 31,
                                          1998        1997        1996          1998
----------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow
  Information:
    Cash paid during the period for
      interest, net of amount
      capitalized .....................   $ 101,703   $  12,953   $  29,604    $ 130,648
----------------------------------------------------------------------------------------------
Schedule of Non-Cash Investing and
  Financing Activities:
    Claim rental fees accrued
      (reversed) as capitalized
      exploration costs ...............   $    --     $    --     $(183,300)   $    --
    Deposit used to acquire property
      rights ..........................        --          --          --        100,000
    Debt incurred for equipment and
      process rights ..................        --          --          --         80,000
    Common stock issued for property
      rights ..........................        --       185,250        --        984,470
    Common stock issued for equipment
      and process rights ..............        --          --          --        750,000
    Common stock issued upon conversion
      of accounts payable to related
      parties .........................        --       172,145        --        172,145
    Common stock issued upon conversion
      of other accounts payable .......        --        86,923        --         86,923
    Common stock issued for conversion
      of notes payable to shareholders         --        40,774        --         40,774
    Conversion of accounts payable to
      notes payable ...................        --          --          --        225,000
    Share subscriptions receivable ....        --          --          --         34,150




               The accompanying notes are an integral part of the
                       consolidated financial statements.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

1.   The Company and Basis of Presentation of Consolidated Financial Statements:

     Idaho Consolidated Metals Corp. (the Company) was incorporated in British Columbia, Canada on September 15, 1988 to engage in mineral exploration, development and processing. The Company is presently in the exploration stage as revenue-producing activities have not commenced. The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in Canada and are stated in U.S. dollars.

     During 1996, the Company established a wholly owned subsidiary, Idaho Consolidated Metals International, Ltd. (ICMI) in the British Virgin Islands. ICMI does not have any operations as of December 31, 1998. All intercompany accounts and transactions have been eliminated in consolidation.

     These consolidated financial statements have been prepared assuming the Company will continue as a going concern and be able to realize assets and liquidate liabilities in the normal course of business. Since its inception, the Company has incurred significant losses during the exploration stage and at December 31, 1998 has a net working capital deficiency of approximately $313,000. These factors, along with the uncertainties regarding the Company's ability to obtain necessary financing to develop its properties and to successfully develop economic ore reserves on these properties and realize profitable production levels or proceeds from their disposition, raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     Management of the Company continues to seek additional sources of financing to fund its ongoing capital needs and mitigate its working capital deficiency (Note 14). The Company is presently considering additional funding sources including the sale of its common stock. Additionally, the Company is seeking additional joint venture partners to assist in the development of certain of its other properties. There can be no assurance that the Company will be successful in obtaining additional funds or in locating suitable joint venture partners to assist in the development of its mineral properties.

--------------------------------------------------------------------------------

2.   Significant Accounting Policies

     a)   Property Rights, Plant and Equipment

          Property rights, plant and equipment are stated at the lower of cost (or the predecessor's cost basis if acquired from an affiliate) or estimated net realizable value. Maintenance, repairs and renewals are charged to operations. Major betterments are capitalized. When assets are retired or sold, the costs and related accumulated amortization are eliminated and any resulting gain or loss is reflected in operations. Proceeds received from the sale of any interest in the property will first be credited against the carrying value of the property with any excess included in operations for the period.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

2.   Significant Accounting Policies - Continued

     a)   Property Rights, Plant and Equipment - Continued

          The Company is in the process of exploring its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

          Acquisition, development and exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned. Capitalized costs associated with a producing property will be amortized on a unit-of-production method based on the estimated life of the ore reserves while costs for abandoned properties are written off in the period in which a decision is made to abandon such property. During the years ended December 31, 1998, 1997 and 1996, the Company abandoned certain properties and, therefore, wrote off approximately $1,705,000, $346,000 and $200,000, respectively, of costs which had previously been capitalized.

          Amortization of furniture and fixtures is based on the estimated lives of the assets using accelerated methods. No amortization is recorded for buildings and equipment, as the assets are no longer in use. Buildings and equipment have been recorded at their estimated net realizable value. During the years ended December 31, 1998, 1997 and 1996, the building, equipment and related costs were written down approximately $0, $1,018,000 and $255,000, respectively.

          Management periodically reviews and obtains independent geologist reports in determining if adjustments to the carrying values of each of its mineral properties, on a property-by-property basis, are required to record those properties at net recoverable value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company's ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management's estimates of recoverability of the Company's investment in various projects have been based on current conditions. However, it is reasonably possible that changes could occur in the near term which could adversely affect management's estimates and may result in future write-downs of capitalized property carrying values.

          Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the expected future net cash flows to be generated from the use or disposition of the long-lived asset (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

2.   Significant Accounting Policies - Continued

     b)   Cash and Cash Equivalents

          For purposes of reporting cash flows, the Company considers cash and cash equivalents to include amounts held in banks and highly liquid investments with remaining maturities at point of purchase of three months or less. Restricted investments represent certificates of deposit which were purchased for reclamation bond requirements. The Company places its cash and cash investments with institutions of high-credit worthiness. At times, such investments may be in excess of federal insurance limits.

     c)   Net Loss Per Common Share

          Net loss per share-basic is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Net loss per share fully-diluted is computed by increasing the weighted-average number of common shares outstanding by the additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Due to the losses incurred during the years ended December 31, 1998, 1997 and 1996, the dilutive securities (stock options, warrants and convertible promissory notes payable) of 15,956,539, 2,806,183 and 1,191,850, respectively, have been excluded from the computation as their effect would be anti-dilutive.

     d)   Foreign Currency Translation

          The accounts of the Company's Canadian operations have been translated into U.S. dollars as follows:

         i)   Monetary assets and liabilities at year-end rates,
         ii)  All other assets and liabilities at historical rates, and
         iii) Revenue and expense and exploration and development items at the average rate of exchange prevailing during the year.

     e)   Management's Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------


2.   Significant Accounting Policies - Continued

     f)   Financial Instruments - Convertible Security Instruments

          The Company allocates convertible security instruments, including their component parts, as a liability or as equity in accordance with the substance of the related contractual arrangement. The fair value of the equity component is estimated on the inception of the related contractual obligation using the Black-Scholes option-pricing model.

     g)   Reclassifications

          Certain 1997, 1996 and cumulative amounts have been reclassified to conform to the 1998 presentation. These reclassifications had no effect on the net loss or deficit accumulated during the exploration stage as previously reported.

--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment

     Following are the major components of property rights, plant and equipment:


                                                                                   1998                 1997
                                                                           -----------------     -----------------
Mining property rights ..............................................     $       971,670       $     2,518,403
Building and  equipment, including capitalized interest
 of $87,145 and $87,145 .............................................             473,285               473,285
Furniture and fixtures ..............................................              62,997                62,997
                                                                           -----------------     -----------------
                                                                                1,507,952             3,054,685
Less:  Accumulated amortization .....................................             (41,753)              (32,649)
                                                                           -----------------     -----------------
                                                                          $     1,466,199       $     3,022,036
                                                                           -----------------     -----------------


Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     The details by major area of interest of the Company's investments in mining property rights are as follows:


                                                         1998                   1997
                                                ----------------      ----------------
    Petsite Project ......................      $        316,778      $        646,777
    Deadwood Project .....................                     1                     1
    Buffalo Gulch Property ...............               600,175               477,543
    Eckert Hill Property .................                     -               656,454
    Other properties .....................                54,716               737,628
                                                ----------------      ----------------
                                                $        971,670      $      2,518,403
                                                ----------------      ----------------

     A number of the properties are located within the Nez Perce National Forest, on land administered by the U.S. Forest Service. Permits must be obtained for all exploration and development work to be carried out on these properties. There can be no assurances that the Company will be able to obtain all necessary permits in order to place its mineral properties into production.

     Following is a summary of the agreements associated with the Company's major mineral property projects and acquisition of its mineral rights.

     a)   Petsite Project

          By an agreement dated May 20, 1996, the Company granted Cyprus Gold Exploration Corporation (Cyprus) the right to participate in a joint venture to earn up to a 70% working interest in certain unpatented mineral claims located in Idaho County, Idaho.

          Cyprus has earned its 70% working interest in the project by:

          * Making a cash payment of $50,000 to the Company on execution of the agreement (completed).

          * Contributing to the joint venture certain of its unpatented mineral claims in the area of the joint venture (completed).

          * Completing $1,500,000 of cumulative exploration and development expenditures by May 20, 2000 (completed by December 31, 1997).

          * Maintaining the unpatented claims within the project during the earn-in period.

          On  February  23,  1998,  Cyprus  notified  the  Company  that  it had completed its earn-in of the 70% interest with initial deemed expenditures of $1,500,000 by Cyprus and $642,857 by the Company for purposes of future joint venture contributions or dilution calculations.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     a)   Petsite Project - Continued

          During 1998, the Company elected to participate in the joint venture and be carried by Cyprus. The Company's carried share is treated as a loan and bears interest at bank prime plus 2% compounded quarterly. The principal together with accrued interest is only repayable from 85% of the Company's share of the proceeds of production or from its share of proceeds on sale of the joint venture property, if any. Should the Company's share of any such proceeds be insufficient to repay the loan then the balance shall be forgiven. Such loan is secured by the Company's interest in the joint venture.

          During 1998, Cyprus assigned its interest in the joint venture to Kinross Gold U.S.A., Inc. ("Kinross"). The Company also received notification from Kinross of its determination to drop the bulk of the Golden Eagle Property and the unpatented mineral claims originally contributed by Cyprus from the joint venture.

          During 1998, Kinross completed $362,256 of exploration and development expenditures during the joint venture phase of the project. In order to allow Kinross to meet its expenditure requirements on the Deadwood Project, $10,592 of the amount spent on the Petsite Project was credited to the Deadwood Project. After this transfer, Kinross is deemed to have spent $351,664 and the Company's carried share of these expenditures amounts to $105,499.

          The underlying Company claims subject to the joint venture arrangement are the Petsite Property, the Golden Eagle Property and the Friday Property.

          Petsite Property

          The Company originally acquired these unpatented lode mining claims for cash in the amount of $10,000 during 1989, cash in the amount of $10,000 during 1991 and the issuance of 20,000 common shares during 1991 at a deemed price of $9,599. The optionor retained a 5% net profits interest in the claims. The President of the Company had a minority interest in the entity which controlled the Petsite Property. Accordingly, the Petsite Property has been carried in the consolidated financial statements at the lower of cost or the predecessor's cost basis.

          Golden Eagle Property

          By agreements dated October 15, 1992, the Company acquired a 60% undivided working interest in the Golden Eagle Property by issuing 150,000 common shares at the estimated fair market value of the shares issued ($1.09 per share) aggregating $163,500 from Idaho Mining and Development Company (IMD), a stockholder. The Company was also contingently required to issue an additional 150,000 common shares upon completion of $180,000 of exploration expenditures on these properties with the recommendation of a qualified engineer or geologist to proceed with further exploration. The Company was also granted a right of first refusal to acquire the remaining 40% undivided interest on these properties from IMD.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     a)   Petsite Project - Continued

          Golden Eagle Property - Continued

          Pursuant to the terms of a Global Settlement Agreement with IMD (reached in 1997), the Company has terminated any requirement to issue the 150,000 contingent common shares. During 1998, the Company received notification from Kinross of its determination to drop the bulk of the Golden Eagle Property from the Petsite Joint Venture. Due to current market conditions, management elected to drop all of the claims released from the joint venture and notified IMD. Accordingly, the related acquistion, exploration and development costs of $332,077 have been written-off in 1998.

          Friday Property

          By an agreement effective December 11, 1995, the Company acquired a lease on certain patented claims in Idaho for an initial term of 5 years from Idaho Gold Corporation (IGC). In order to obtain the lease, the Company completed the following:

          * Issued IGC 30,000 common shares on the closing date of the agreement.

          *    Issued IGC an additional 30,000 common shares by July 19, 1997.

          * Completed exploration and development expenditures of $135,000 by July 19, 2001.

          IGC retains a 3% net smelter royalty to a maximum of $1,000,000. IGC has also been granted an option, expiring July 19, 2001, to reacquire a 49% interest in the property by paying to the Company 115% of expenditures on the property from January 1, 1996 to the date of delivery of such payment. If IGC exercises the option, then a formal joint venture will be drawn and the 3% net smelter royalty will be terminated. The Company may purchase IGC's option to reacquire the 49% interest for $300,000 Cdn. within 21 days of receipt of notice from IGC of its intention to reacquire.

          The Company is also responsible on an underlying agreement for a 3% net smelter royalty payable at $3,000 per quarter to a maximum of $300,000 covering certain claims within the property. As of December 31, 1998, a total of $156,000 advance royalty payments have been made and are currently funded by Kinross under this joint venture.

     b)   Deadwood Project

          By an agreement dated June 13, 1997 and subsequent amendments, the Company granted Cyprus the right to participate in a joint venture to earn up to an 80% working interest in certain unpatented mineral claims located in Idaho County, Idaho. During 1998, Cyprus assigned its interest in the joint venture to Kinross.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     b)   Deadwood Project - Continued

          Subsequent to December 31, 1998, the Company received notice from Kinross of its withdrawal from the joint venture prior to earning any interest in the property.

          Prior to withdrawing from the joint venture, Kinross or Cyprus completed the following:

          * Made a cash payment of $65,000 to the Company on execution of the agreement (completed in 1997).

          * Deposited in trust $50,000 to be released to the Company upon resolution of the title issues on the Golden Eagle Property - (completed in 1997).

          * Made a cash payment of $50,000 to the Company by December 13, 1997 (completed in 1997).

          * Contributed to the joint venture certain of its unpatented mineral claims in the area of the joint venture (completed in 1997).

          * Completed $305,344 of cumulative exploration and development expenditures to December 31, 1998.

          The underlying Company claims are the Deadwood Property.

          Deadwood Property

          By an agreement effective December 11, 1995, the Company acquired a lease on certain unpatented claims in Idaho for an initial term of five years from IGC. In order to obtain the lease, the Company completed the following:

          * Issued IGC 35,000 common shares on the closing date of the agreement.

          *    Issued IGC an additional 35,000 common shares by July 19, 1997.

          * Completed exploration and development expenditures of $135,000 by July 19, 2001.

          IGC retains a 3% net smelter royalty to a maximum of $2,000,000. IGC has also been granted an option, expiring July 19, 2001, to reacquire a 49% interest in the property by paying to the Company 115% of expenditures on the property from January 1, 1996 to the date of delivery of such payment. If IGC exercises the option, then a formal joint venture will be drawn and the 3% net smelter royalty will be terminated. The Company may purchase IGC's option to reacquire the 49% interest for $100,000 Cdn. within 21 days of receipt of notice from IGC of its intention to reacquire.

          The Company is also responsible on certain underlying agreements for:

          * A 3% net smelter royalty payable at $3,000 per quarter to a maximum of $300,000 covering certain claims within the property known as the Deadwood claims. As of December 31, 1998, a total of $156,000 of advance royalty payments have been made and are currently being paid by Kinross pursuant to the Petsite Project-Friday Property upon which this agreement also underlies.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     b)   Deadwood Project - Continued

          Deadwood Property - Continued

          * A 3% net smelter royalty payable at $6,000 per quarter to a maximum of $500,000 covering certain claims within the property known as the Orogrande claims. As of December 31, 1998, a total of $288,000 of advance royalty payments have been made and are currently funded by Kinross under this joint venture.

     c)   Buffalo Gulch Property

          By an agreement effective December 11, 1995, the Company acquired a lease on certain unpatented claims in Idaho for an initial term of five years from IGC. In order to obtain the lease, the Company completed the following:

          * Issued IGC 60,000 common shares on the closing date of the agreement.

          *    Issued IGC an additional 60,000 common shares by July 19, 1997.

          * Completed exploration and development expenditures of $310,000 by July 19, 2001.

          IGC retains a 3% net smelter royalty to a maximum of $3,000,000. IGC has also been granted an option, expiring July 19, 2001, to reacquire a 49% interest in the property by paying to the Company 115% of expenditures on the property from January 1, 1996 to the date of delivery of such payment. If IGC exercises the option, then a formal joint venture will be drawn and the 3% net smelter royalty will be terminated. The Company may purchase IGC's option to reacquire the 49% interest for $300,000 Cdn. within 21 days of receipt of notice from IGC of its intention to reacquire.

          The Company is also responsible on three underlying agreements as follows:

          Black Bear Agreement

          By an agreement dated August 1, 1996, the Company renegotiated an underlying agreement related to the property by making cash payments of $6,900 prior to December 31, 1996 and $2,400 by April 1, 1997. The Company must, at its option, make staged quarterly payments to a cumulative total of $120,000 as follows:

          *    $2,400 per quarter commencing August 1, 1997 (paid).

          *    $3,600 per quarter commencing August 1, 1998 (paid to date).

          *    $4,800 per quarter commencing August 1, 1999.

          *    $6,000 per quarter commencing August 1, 2000.

          *    $7,200 per quarter commencing August 1, 2001.

          *    A final payment of $24,000 by July 31, 2002.

          The Company must also complete a minimum of $3,000 annually in exploration and development expenditures on the property.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     c)   Buffalo Gulch Property - Continued

          Whiskey Jack Agreement

          By an agreement dated August 29, 1998, the Company was granted an option to acquire a 100% working agreement interest in certain upatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make quarterly payments to a cumulative total of $65,000 as follows:

          *    $1,000 per quarter commencing July 1, 1998 (paid to date).

          *    $1,400 per quarter commencing July 1, 1999.

          *    $1,800 per quarter commencing July 1, 2000.

          *    $2,000 per quarter commencing July 1, 2001.

          *    $2,400 per quarter commencing July 1, 2002.

          *    A final payment of $30,600 by July 1, 2003.

          The Company must also complete a minimum of $1,000 annually in exploration and development expenditures on the property.

          The agreement supersedes the Company's assumption of an agreement dated July 1, 1988 with the optionor under which a total of $23,400 was paid.

          Gray Estates Agreement

          The Company has assumed the obligation of an underlying agreement dated May 21, 1984 which requires quarterly advance royalty payments of $6,000 or a 5% net smelter royalty upon commencement of commercial production, to a maximum of $500,000. As of December 31, 1998, a total of $348,000 of advance royalty payments have been made.

          The Company has also entered into the following agreement on a contiguous property:

          Gallaugher Property

          By an agreement dated September 5, 1996 the Company was granted an option to acquire a 100% working interest in certain unpatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make staged quarterly payments to a cumulative total of $150,000 as follows:

          *    $2,400 per quarter commencing March 5, 1997 (paid).

          *    $3,600 per quarter commencing March 5, 1998 (paid).

          *    $4,800 per quarter commencing March 5, 1999 (paid to date).

          *    $6,000 per quarter commencing March 5, 2000.

          *    $7,200 per quarter commencing March 5, 2001.

          *    A final payment of $54,000 by March 5, 2002.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     c)   Buffalo Gulch Property - Continued

          Gallaugher Property - Continued

          A third party receives a 10% finder's fee deducted from all option payments made by the Company to the optionor.

          The Company is currently renegotiating the contract to substantially reduce the quarterly property payments.

     d)   Eckert Hill Property

          By a mineral lease agreement dated June 28, 1993, the Company leased certain property located in Idaho County, Idaho for an initial term of five years. In order to maintain the lease, the Company paid $148,000 in minimum rental and advance royalty payments.

          During 1998, the Company terminated the lease and has written-off cumulative acquisition, exploration and development costs of $662,253.

     e)   Other Properties

          Tuxedo Property

          Pursuant  to an  option  agreement  dated  December  28,  1993  and an addendum dated April 27, 1994, the Company acquired the right to certain mineral rights on property located in Deer Lodge and Silver-Bow Counties of Montana for a cash payment of $100,000. The Company was also granted the right to negotiate for additional mineral rights on the property.

          Pursuant to an assignment dated September 30, 1994 and an underlying purchase and sale agreement dated June 1, 1994, the Company acquired the mineral rights to 1,380 acres in Silver-Bow County, Montana for a cash payment of $43,000. The underlying vendor retains a 3% net smelter return on the property.

          During 1998, due to current market conditions, management determined to continue to hold this patented property but no ongoing work programs are contemplated. Accordingly, the property has been written-down by $205,907 to a nominal carrying value.

          Dean Mine and Mill Site

          By an agreement dated October 15, 1996, the Company acquired certain property, data base and equipment located in Battle Mountain, Nevada for a cash payment of $25,000 and acceptance by the vendor of the $50,000 in prior option payments made under an earlier option agreement dated August 2, 1995.

          During 1998, due to current market conditions, management determined to continue to hold this unpatented property and to continue to pay annual claim rental fees. However, no ongoing work programs are currently contemplated. Accordingly, the property has been written-down by $86,644 to a nominal carrying value.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

3.   Property Rights, Plant and Equipment - Continued

     e)   Other Properties - Continued

          Claim Blocks

          By agreements dated October 15, 1992, the Company acquired a 60% undivided working interest in 10 claim blocks and a 100% undivided interest in 2 additional claim blocks by issuing 550,000 common shares, upon receipt of regulatory approval, at the estimated fair market value of the shares issued ($1.09 per share) aggregating $602,125 from IMD and Silver Crystal Mines, Inc. (Silver Crystal). The Company was also contingently required to issue a further 650,000 common shares to IMD upon completion of $780,000 of exploration expenditures on these properties with the recommendation of a qualified engineer or geologist to proceed with further exploration. Pursuant to a Global Settlement Agreement with IMD reached in 1997, the Company has terminated any responsibility to issue the 650,000 contingent common shares.

          Prior to 1998, the Company had dropped many of the claims from these claim blocks retaining only the key claims based upon review of the properties by management. As a result, the Company had written-off the related costs of $274,672 and $200,279 in 1997 and 1996, respectively.

          During 1998, due to current market conditions and title concerns, management has dropped all remaining claims and signed a quitclaim deed of these claims in favor of IMD. Accordingly, the related acquisition, exploration and development costs of $417,832 have been written-off.

          Mineral Zone Property

          By an agreement dated December 1, 1995, subject to regulatory approval, the Company agreed to acquire a property located in the Elk City Mining District, Idaho County, Idaho from two shareholders of the Company. Regulatory approval of this agreement was held in abeyance by the regulatory authorities pending resolution of legal disputes with IMD. During 1997, the Company restaked the property due to title concerns over certain claims covered by the December 1, 1995 agreement.

          Pursuant to the terms of a Global Settlement Agreement, reached in 1997, the Company terminated the agreement dated December 1, 1995 and the parties agreed to enter into a new agreement by which the Company would purchase the property from IMD and Mr. D. Steiner, the Company's president and director, based upon a price to be determined by a mutually agreed upon qualified appraiser.

          During 1998, IMD failed to provide proof of title and negotiations for purchase of the claims from IMD have been terminated. The Company is continuing to negotiate a mutually agreeable price on the claims of Mr. D. Steiner, subject to regulatory approval.

          Mallard and Snowstorm Properties

          During 1997, management determined that title to these properties was in question and no significant work program was planned for these properties. Accordingly, these properties were written-down by $70,950 to a nominal carrying value.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds

--------------------------------------------------------------------------------


4.   Notes Payable to Shareholders

     Details of notes payable to shareholders are as follows at December 31, 1998 and 1997:


                                                                                           1998              1997
                                                                                   -------------     -------------
Note payable, bearing interest at the bank's prime rate plus 2.5% due on
    demand ....................................................................   $           -     $     250,000
Uncollateralized note payable, due in monthly  payments of $460 including
    interest at 9.0% per annum ................................................          13,070            17,220
Uncollateralized note payable, bearing interest at 9% per annum, due on
    demand ....................................................................           5,000                 -
Convertible promissory note payable #1, uncollateralized, due on or before
    January 23, 2000, bearing interest at 9% per annum. The lender may require the Company to convert all or any portion of the principal amount of the loan advanced and then outstanding into 546,154 units at a conversion price of one unit for each CDN $0.26 of indebtedness until and including January 23, 1999 or into 458,065 units at a conversion price of one unit for each CDN $0.31 of indebtedness during the period from
    January 24, 1999 until January 23, 2000.  Each unit consists of one common share and one non-transferable warrant with each warrant being exercisable at a price of $0.26 per share until January 23, 1999 or at
    $0.31 per share from January 24, 1999 to January 23, 2000 (Note 14c) ......         100,000                 -

Convertible promissory note payable #2, uncollateralized, due on or before
    March 31, 2000, bearing interest at 9% per annum. The lender may require the Company to convert all or any portion of the principal amount of the loan advanced and then outstanding into 600,769 units at a conversion price of one unit for each CDN $0.26 of indebtedness until and including
    March 31, 1999 or into 503,870 units at a conversion price of one unit for each  CDN $0.31 of indebtedness during the period from April 1, 1999 until March 31, 2000. Each unit consists of one common share and one non-transferable warrant with each warrant being exercisable at a price of $0.26 per share until March 31, 1999 or at $0.31 per share from April
    1, 1999 to March 31, 2000 (Note 14d) ......................................         110,000                 -
                                                                                   -------------     -------------
Balance carried forward .......................................................    $    228,070           267,220
                                                                                   -------------     -------------



Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds

--------------------------------------------------------------------------------

4.   Notes Payable to Shareholders - Continued


                                                                                           1998             1997
                                                                                   -------------     -------------
Balance carried forward .......................................................    $    228,070     $     267,220

Convertible  promissory  note payable #3,  uncollateralized,  due on or before
    May 15,  2000,  bearing  interest at 9% per annum.  The lender may require the Company to convert all or any portion of the  principal  amount of the loan  advanced and then  outstanding  into  932,608  units at a conversion price of one unit for each CDN $0.23 of  indebtedness  until and including
    May 15, 1999 or into 766,071 unints at a conversion  price of one unit for each CDN $0.28 of  indebtedness  during the period from May 16, 1999 until
    May  15,   2000.   Each  unit   consists  of  one  common  share  and  one
    non-transferable  warrant with each warrant being  exercisable  at a price of $0.23 per share until  May 15,  1999 or at $0.28 per share from May 16,
    1999 to May 15, 2000 ......................................................         150,000                 -

Convertible  promissory  note payable #4,  uncollateralized,  due on or before
    September  10,  2000,  bearing  interest  at 9% per annum.  The lender may require the Company to convert all or any portion of the principal  amount of the  loan  advanced  and then  outstanding  into  2,227,941  units at a conversion price of one unit for each CDN $0.17 of indebtedness  until and including  September  10,  1999 or into  1,721,590  units at a  conversion price of one unit for each  CDN $0.22  of  indebtedness  during the period from  September 11, 1999 until  September 10, 2000.  Each unit consists of one common share and one non-transferable  warrant with each warrant being exercisable  at a price of $0.17 per share until  September 10, 1999 or at
    $0.22 per share from September 11, 1999 to September 10, 2000 .............         250,000                -
                                                                                   -------------     -------------
Balance carried forward ........................................................   $    628,070     $    267,220
                                                                                   -------------     -------------


Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds

--------------------------------------------------------------------------------

4.   Notes Payable to Shareholders - Continued


                                                                                           1998             1997
                                                                                   -------------     -------------
Balance carried forward .......................................................    $    628,070     $     267,220

Convertible  promissory  note payable #5,  uncollateralized,  due on or before
    October  1,  2000,  bearing  interest  at 9% per  annum.  The  lender  may require the Company to convert all or any portion of the principal  amount of the  loan  advanced  and then  outstanding  into  2,466,681  units at a conversion price of one unit for each CDN $0.20 of indebtedness  until and including  October 1, 1999 or into 1,973,732  units at a conversion  price of one unit for each  CDN $0.25  of  indebtedness  during the period  from
    October 2, 1999 until  October 1, 2000.  Each unit  consists of one common
    share  and  one   non-transferable   warrant  with  each   warrant   being
    exercisable  at a price of $0.20 per  share  until  October  1, 1999 or at
    $0.25 per share from October 2, 1999 to October 1, 2000 ...................         322,000                -
                                                                                   -------------     -------------
                                                                                        950,070          267,220
Current portion ...............................................................          (9,527)        (254,150)
                                                                                   -------------     -------------
                                                                                        940,543           13,070
Equity component on issuance of convertible securities (Note 6) ...............        (249,862)               -
                                                                                   -------------     -------------
                                                                                        690,681           13,070
Amortization of interest discount .............................................          56,812                -
                                                                                   -------------     -------------
                                                                                   $    747,493     $     13,070
                                                                                   -------------     -------------

     The effective interest rate on the convertible promissory notes payable is 22.4%, after giving effect to the interest discount or equity component on issuance of convertible securities of $249,862.

     The principal payments on notes payable to shareholders become due as follows:



Year Ending December 31,                                           Amount
---------------------------------------------------------     ----------------
1999 ...................................................     $          9,527
2000 ...................................................              936,953
2001 ...................................................                3,590
                                                              ----------------
                                                             $        950,070
                                                              ----------------

     During 1999, $210,000 of the amount due in the year 2000 was converted to common stock (see Note 14).

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

5.   Common Shares

     The Company has a stock option plan which covers its officers and directors. The options are granted for varying terms ranging from two to seven years and are immediately vested upon the date of grant. No compensation expense was recognized in connection with the stock option plan in 1998, 1997 or 1996. Following is a schedule of the activity pursuant to this stock option plan.


                                                                    Exercise Price
                                                      Number     per Share (CDN $)        Expiry Date
---------------------------------------------- ----------------- ---------------------- --------------------------
Balance - January 1, 1989 and
  December  31, 1989 ........................            -
   Options granted ..........................      235,000               $ 0.55           April 1996
                                               --------------------- ------------------ --------------------------
Balance - December 31, 1990 .................      235,000                 0.55           April 1996
   Options exercised ........................      (30,000)                0.55
                                               --------------------- ------------------ --------------------------
Balance - December 31, 1991 .................      205,000                 0.55           April 1996
   Options granted ..........................       17,500                 1.85           September 1993
   Options granted ..........................       62,500                 1.85           September 1994
   Options exercised ........................      (55,000)                0.55
                                               --------------------- ------------------ --------------------------
                                                                           0.55           September 1993 to
Balance - December 31, 1992 .................      230,000              to 1.85           April 1996
   Options expired ..........................      (17,500)                1.85
                                               --------------------- ------------------ --------------------------
                                                                           0.55           September 1994 to
Balance - December 31, 1993 .................      212,500              to 1.85           April 1996
   Options exercised ........................     (150,000)                0.55
   Options exercised ........................      (62,500)                1.85
                                               --------------------- ------------------ --------------------------
Balance - December 31, 1994 .................            -
   Options granted ..........................      250,000                 1.80           October 1999
                                               --------------------- ------------------ --------------------------
Balance - December 31, 1995 .................      250,000                 1.80           October 1999
   Options exercised ........................      (30,000)                1.80
   Options granted ..........................      325,000                 3.30           May 2000
                                               --------------------- ------------------ --------------------------
                                                                           1.80            October 1999 to
Balance - December 31, 1996 .................      545,000              to 3.30            May 2000
   Options cancelled ........................     (220,000)                1.80            October 1999
   Options cancelled ........................     (325,000)                3.30            May 2000
   Options regranted ........................      220,000                 1.15            October 1999
   Options regranted ........................       55,000                 1.15            May 2000
   Options granted ..........................      410,000                 1.15            February 2001
   Options granted ..........................      150,000                 0.56            August 2001
   Options expired ..........................      (60,000)                1.15            October 1999
   Options expired ..........................     (110,000)                1.15            February 2001
                                               --------------------- ------------------ --------------------------
                                                                         $ 0.56           October 1999 to
Balance - December 31, 1997 .................      665,000              to 1.15           August 2001
                                               --------------------- ------------------ --------------------------



Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds

--------------------------------------------------------------------------------

5.   Common Shares - Continued


                                                                    Exercise Price
                                                      Number     per Share (CDN $)      Expiry Date
---------------------------------------------- ----------------- ---------------------- --------------------------
                                                                           $ 0.56       October 1999 to August
Balance - December 31, 1997 .................        665,000              to 1.15       2001
     Options granted ........................         45,000                 0.26       April 2002
     Options expired ........................        (50,000)                1.15       October 1999
     Options cancelled ......................       (110,000)                1.15       October 1999
     Options cancelled ......................        (55,000)                1.15       May 2000
     Options cancelled ......................       (300,000)                1.15       February 2001
     Options cancelled ......................       (150,000)                0.56       August 2001
     Options regranted ......................        110,000                 0.26       October 1999
     Options regranted ......................         55,000                 0.26       May 2000
     Options regranted ......................        300,000                 0.26       February 2001
     Options regranted ......................        150,000                 0.26       August 2001
     Options expired ........................        (15,000)                0.26       April 2002
                                               --------------------- ------------------ --------------------------
                                                                                        October 1999 to April
Balance - December 31, 1998 .................        645,000               $ 0.26       2002
                                               --------------------- ------------------ --------------------------

     During 1998, the Company cancelled certain options ranging in exercise price from $0.56-$1.15 and regranted these options at $0.26 per option. As of December 31, 1998, all options are exercisable. At December 31, 1998, the weighted average exercise price per option was $0.26. The weighted average remaining contractual life of the options was 2.5 years.

     Under U.S. GAAP, Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The disclosure only provisions of SFAS No. 123 are as follows:


                                                                        1998               1997             1996
                                                                --------------     -------------     -------------
Loss U.S. basis before  extraordinary  items and cumulative
  effect of accounting change (Note 12)
     As reported ..........................................     $  1,845,678       $  2,127,303      $  1,646,036
     Pro forma ............................................        1,939,028          2,503,203         2,204,514
Loss per share U.S.  basis before  extraordinary  items and
  cumulative effect of accounting change (Note 12)
     As reported ..........................................     $       0.20       $       0.29      $       0.27
     Pro forma ............................................             0.21               0.34              0.37
Net loss U.S. basis (Note 12)
     As reported ..........................................     $  2,943,209       $  1,724,219      $  1,646,036
     Pro forma ............................................        3,036,559          2,100,119         2,204,514
Net loss per share U.S. basis (Note 12)
     As reported ...........................................    $       0.31       $       0.23      $       0.27
     Pro forma .............................................            0.32               0.28              0.37

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

5.   Common Shares - Continued

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                                  1998              1997             1996
                                         ----------------- ---------------- -----------------
Expected dividend yield ................          0.00%             0.00%            0.00%
Expected stock price volatility ........         87.74%            87.82%           60.53%
Risk-free interest rate ................          5.57%             6.05%            5.65%
Expected life of options ...............        2 years           2 years          2 years


     The weighted average grant-date fair value of options granted in 1998, 1997 and 1996 was $0.17, $0.76 and $1.72, respectively.

     In connection with sales of common stock during 1994, 1995, 1996 and 1997, the Company has also issued warrants to acquire common stock. The warrant activity is as follows:


                                                   Number of             Price per
                                                    Warrants                 Share      Expiry Date
---------------------------------------------- --------------------- ------------------ -----------------
Balance - December 31, 1993 ................               -            $        -
     Warrants issued .......................         300,000              3.00 CDN      1995
     Warrants exercised ....................        (270,000)             3.00 CDN
                                               --------------------- ------------------ -----------------
Balance - December 31, 1994 ................          30,000              3.00 CDN      1995
     Warrants issued .......................         168,900              2.00 U.S.     1997
     Warrants exercised ....................         (30,000)             3.00 CDN
                                               --------------------- ------------------ -----------------
Balance - December 31, 1995 ................         168,900             2.00 U.S.      1997
     Warrants issued .......................         100,000             2.00 U.S.      1997
     Warrants issued .......................         377,950             2.75 U.S.      1998
                                               --------------------- ------------------ -----------------
                                                                         2.00 to
Balance - December 31, 1996 ................         646,850             2.75 U.S.      1997 to 1998
     Warrants issued .......................       1,763,233                   (A)      2000
     Warrants expired ......................        (168,900)            2.00 U.S.      1997
     Warrants expired ......................        (100,000)            2.00 U.S.      1997
                                               --------------------- ------------------ -----------------
                                                                         0.60 CDN to
Balance - December 31, 1997 ................       2,141,183             2.75 U.S.      1998 to 2000
     Warrants expired ......................        (377,950)            2.75 U.S.      1998
                                               ------------------- -------------------- -----------------
Balance - December 31, 1998 ................       1,763,233             $0.70 CDN      March 2000
                                               ------------------- -------------------- -----------------


(A) Warrants are exercisable at $0.60 (CDN) per warrant during the first year and at $0.70 (CDN) during the second year and expire March 18, 2000.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

5.   Common Shares - Continued

     In conjunction with the Company's initial public offering, certain Company officers and directors were required to place 750,000 common shares of the Company in escrow in accordance with policies of the Vancouver Stock Exchange (VSE). The shares are subject to release from escrow as the
     Company expends funds on exploration and development of its mineral properties and with VSE approval. If the shares have not been released from escrow pursuant to the release provisions by the year 2001, the remaining shares in escrow will be surrendered to the Company for cancellation. At December 31, 1998, 562,500 shares remain in escrow pursuant to this arrangement; however, the Company has not as yet requested release of eligible shares pertaining to 1994 through 1996's expenditures for exploration and development which, when requested and approved by the VSE, would allow for the release of the remaining 562,500 common shares.

--------------------------------------------------------------------------------

6.   Convertible Securities

     The  Company  has  allocated  the  equity   component  of  the  convertible
     promissory notes payable (Note 4) based upon the fair value of the underlying securities. The fair value is estimated on the date of the related contractual obligation, using the Black-Scholes option-pricing model, with the following assumptions:

     Expected  dividend  yield                              0.00%
     Expected  stock price  volatility                     87.74%
     Risk-free interest rate                                5.57%
     Expected life of convertible security                1 year
     Discount factor for trading restrictions on
       control block of shares                             70.00%

     Details are as follows:


                                         Number                                       Amount
                              ----------------------------      --------------------------------------------------
                                    Common                           Common
                                    Shares      Warrants             Shares           Warrants              Total
                              -------------- -------------      -------------     -------------      -------------
Convertible Note #1 ......         546,154       546,154       $     13,108       $     13,108       $     26,216
Convertible Note #2 ......         600,769       600,769             14,419             14,419             28,838
Convertible Note #3 ......         932,608       932,608             19,585             19,585             39,170
Convertible Note #4 ......       2,227,941     2,227,941             33,419             33,419             66,838
Convertible Note #5 ......       2,466,681     2,466,681             44,400             44,400             88,800
                              -------------- -------------      -------------     -------------      -------------
                                 6,774,153     6,774,153       $    124,931       $    124,931       $    249,862
                              -------------- -------------      -------------     -------------      -------------


--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds



--------------------------------------------------------------------------------

7.   Related Party Transactions

     In addition to related party transactions disclosed elsewhere herein, the Company has paid or accrued for payment the following amounts to related parties:


                                                                        1998              1997               1996
                                                                 -------------     -------------     -------------
Fees to a company controlled by a former director .........      $         -       $     2,500       $          -
Fees to a company controlled by a director ................            1,952             6,100                  -
Management fees to the president and director .............           69,000            69,000             34,129
Management fees to a former director                                       -             3,868                164
Management  fees  to  a  company  controlled  by  a  former
     director .............................................                -            35,300              1,250
Office rent to directors ..................................                -                 -              1,773
Interest expense on notes payable to shareholders .........          130,858            50,296             52,765
Fees to a company controlled by a former shareholder for
     assessment work on mineral properties ................                -                 -             73,333
                                                                 -------------     -------------     -------------
                                                                 $   201,810       $   167,064       $    163,414
                                                                 -------------     -------------     -------------
Purchase of furniture and fixtures from the president and
     director .............................................      $         -       $         -       $     27,050
                                                                 -------------     -------------     -------------

--------------------------------------------------------------------------------

8.   Global Settlement Agreement

     During 1998, a Global Settlement Agreement was concluded which caused all claims and counter-claims between Mr. J. Swisher, IMD and the Company to be dismissed. In full and final settlement of all existing and potential claims between and amongst the parties, the Company paid $100,000 to IMD. During 1997, the Company recorded a gain on settlement of debt as a result of the settlement of the lawsuit as follows:


Trade accounts payable owing to IMD and Silver Crystal prior to the settlement .........      $            60,722
Notes payable to IMD prior to the settlement ...........................................                  263,224
                                                                                                  ----------------
                                                                                                          323,946
Settlement paid to IMD .................................................................                 (100,000)
                                                                                                  ----------------
Gain on settlement .....................................................................      $           223,946
                                                                                                  ----------------

--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

9.   Gain on Settlement of Debt

     During 1997, the Company and certain noteholders reached an agreement and allotted 567,245, common shares to settle debts in the amount of $299,842. In addition to the debt settlement, the Company negotiated a reduction of previously invoiced and accrued legal fees of $179,138 from the Company's former U.S. securities counsel.

--------------------------------------------------------------------------------

10.  Income Taxes

     No income tax provision or benefit has been provided for any of the periods presented due to the Company's net operating loss carryforward position.

     Net deferred tax assets consist of the following as at December 31, 1998, 1997 and 1996:


                                                   1998                1997               1996
                                         ----------------     --------------     ---------------
Deferred tax assets ..............       $    1,773,612       $   1,755,000      $   1,145,700
Valuation allowance ..............           (1,773,612)         (1,755,000)        (1,145,700)
                                         ----------------     --------------     ---------------
Net deferred tax assets ..........       $            -       $           -      $           -
                                         ----------------     --------------     ---------------

     The deferred tax assets are primarily comprised of the tax effect of net operating loss carryforwards. The Company has recorded a valuation allowance equal to the net deferred tax asset as it is uncertain that these benefits will be realized through the generation of future taxable income. The net change in the valuation allowance for 1998, 1997 and 1996 was due to the increase in net operating loss carryforwards and the uncertainty of their realization.

     The Company has recorded the above valuation allowance to reflect the estimated amount of the deferred tax asset which may not be realized principally due to uncertainty regarding the generation of future taxable income to utilize existing net operating losses. If it becomes more likely than not that the Company will generate future taxable income, the valuation allowance could be adjusted in the near term.

     The Company is subject to income tax filing requirements in Canada and the United States. As of December 31, 1998, the Company had income tax losses carried forward available to reduce future taxable income, if any, which expire as follows:

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds



--------------------------------------------------------------------------------

10.  Income Taxes - Continued

                                     United States
Year                                       (U.S. $)         Canada (CDN $)
----------------------------------- -----------------     -----------------
1999                                $            -         $      271,800
2000                                             -                229,400
2001                                             -                902,700
2002                                             -                722,000
2003                                             -              1,496,300
2004                                             -                507,900
2005                                             -              1,001,400
2012                                     1,724,200                      -
2013                                     2,943,200                      -
                                    -----------------     -----------------
                                    $    4,667,400         $    5,131,500
                                    -----------------     -----------------

--------------------------------------------------------------------------------

11.  Fair Value of Financial Instruments

     The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value. Potential income tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale or settlement have not been taken into consideration.

     The carrying amounts for cash and cash equivalents and the restricted investments are a reasonable estimate of their fair value. Due to the due dates and interest rates of the notes payable to shareholders, the carrying value of these notes is a reasonable estimate of their fair value.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

11.  Fair Value of Financial Instruments - Continued

     The estimated values of financial instruments as at December 31, 1998 and 1997 are as follows:


                                                       1998                                   1997
                                           ---------------------------------    ----------------------------------
                                               Carrying                             Carrying
                                                Amounts        Fair Value            Amounts         Fair Value
                                           ---------------   ---------------    ---------------    ---------------
Financial assets
    Cash and cash equivalents .........    $         407               407       $     78,885       $     78,885
    Cash in trust .....................           50,000            50,000             50,000             50,000
    Restricted investments ............           90,000            90,000             90,000             90,000
Financial liabilities
    Notes payable to shareholders .....          757,020           757,020            267,220            267,220


--------------------------------------------------------------------------------

12.  Differences   Between  United  States  and  Canadian   Generally   Accepted
     Accounting Principles (GAAP)

     These  consolidated  financial  statements are prepared in accordance  with
     accounting   principles  generally  accepted  in  Canada.  The  significant differences between Canadian and U.S. GAAP are as follows:

     Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time (Note 5).

     Under Canadian GAAP, the Company is not required to disclose the proforma effect of stock option based compensation expense in the notes to the consolidated financial statements. See Note 5 for U.S. GAAP disclosures.

     Under Canadian GAAP, convertible security instruments are allocated between liability and equity based upon the fair value of the components at the inception of the related contractual obligation. Further, additional interest expense is recorded on amortization of the related interest discount over the term of the related debt. Under U.S. GAAP, no allocation is calculated unless the equity component is detachable from the liability component and no amortization of the interest discount is required.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

12.  Differences   Between  United  States  and  Canadian   Generally   Accepted
     Accounting Principles (GAAP) - Continued

     Under Canadian GAAP, exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned. Prior to January 1, 1998, under U.S. GAAP, the Company also capitalized these costs, subject to management's review of the recoverability of these costs. Effective January 1, 1998, for U.S. GAAP, the Company changed its method of accounting for these costs to be expensed as incurred. This accounting change would be recorded as the cumulative effect of an accounting change in the U.S. GAAP consolidated statement of operations for the year ended December 31, 1998.

     Under Canadian GAAP, events such as gains on settlement of lawsuits and debts are considered to be unusual events which may receive separate disclosure but they are not considered to be extraordinary items. Under
     U.S. GAAP, such items meet the criteria for disclosure as extraordinary items.

     A reconciliation of the consolidated statements of operations from Canadian presentation to U.S. presentation is as follows:


                                                                        1998             1997                 1996
                                                              ---------------    ---------------    ---------------

  Net loss - Canadian basis ..........................        $    2,396,731     $    1,724,219     $  1,294,351
  Stock compensation expense .........................                     -                  -          351,685
  Amortization of interest discount ..................               (56,812)                 -                -
  Current year exploration costs .....................                82,763                  -                -
  Current year abandonments ..........................              (577,004)                 -                -
  Gain on settlement of lawsuit and debts ............                     -            403,084                -
                                                              ---------------    ---------------    ---------------
  Loss before  extraordinary items and cumulative effect
       of accounting change ..........................             1,845,678          2,127,303        1,646,036
  Gain on settlement of lawsuit and debts .............                    -           (403,084)               -
  Cumulative   effect  of  change  in   accounting   for
    exploration costs .................................            1,097,531                  -                -
                                                              ---------------    ---------------    ---------------
  Net loss - U.S. basis ...............................       $    2,943,209     $    1,724,219     $  1,646,036
                                                              ---------------    ---------------    ---------------
      Net Loss U.S. basis per share - Basic and Diluted
       Before  extraordinary items and cumulative effect
         of accounting change .........................       $         0.20     $         0.29     $       0.27
       Extraordinary  items  and  cumulative  effect  of
         accounting change .............................                0.11              (0.06)               -
                                                              ---------------    ---------------    ---------------
  Net loss U.S. basis per share .......................       $         0.31     $         0.23     $       0.27
                                                              ---------------    ---------------    ---------------


Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

12.  Differences   Between  United  States  and  Canadian   Generally   Accepted
     Accounting Principles (GAAP) - Continued

     A reconciliation of certain consolidated balance sheet accounts from Canadian presentation to U.S. presentation is as follows:


                                                                        1998             1997                 1996
                                                              ---------------    ---------------    ---------------
  Deficit accumulated during the exploration stage -
       Canadian basis ...................................     $    7,263,201     $    4,866,470     $  3,142,251
  Stock compensation expense, current year                                 -                  -          351,685
  Stock compensation expense, prior year's cumulative ...          1,201,736          1,201,736          850,051
  Amortization of interest discount .....................            (56,812)                 -                -
  Cumulative effect of change in accounting for
       exploration costs ................................          1,097,531                  -                -
  Current year exploration costs ........................             82,763                  -                -
  Current year abandonments .............................           (577,004)                 -                -
                                                              ---------------    ---------------    ---------------
  Deficit accumulated during the exploration stage -
       U.S. basis .......................................     $    9,011,415     $    6,068,206     $  4,343,987
                                                              ---------------    ---------------    ---------------
  Notes payable to shareholders, non-current-Canadian
       basis .............................................    $      747,493     $       13,070     $     17,209
  Non-detachable convertible security instruments ........           249,862                  -                -
  Amortization of interest discount ......................           (56,812)                 -                -
                                                              ---------------    ---------------    ---------------
  Notes payable to shareholders, non-current-U.S.
       basis .............................................    $      940,543     $       13,070     $     17,209
                                                              ---------------    ---------------    ---------------
  Property rights, plant and equipment - Canadian basis ..    $    1,466,199     $    3,022,036     $  3,911,015
  Current year abandonments ..............................           577,004                  -                -
  Cumulative effect of change in accounting for
       exploration costs .................................        (1,097,531)                 -                -
  Current year exploration costs .........................           (82,763)                 -                -
                                                              ---------------    ---------------    ---------------
  Property rights, plant and equipment - U.S. basis ......    $      862,909     $    3,022,036     $  3,911,015
                                                              ---------------    ---------------    ---------------


Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

13.  Commitments

     The Company has entered into a one year operating lease for office space at $1,500 per month expiring January 31, 2000 and a five year lease for office equipment at $301 per month expiring January 31, 2003. Total rent expense recognized during the years ended December 31, 1998, 1997 and 1996 was approximately $18,000, $18,000 and $13,201, respectively. The minimum annual future lease commitments are as follows:

Years Ending December 31,                                         Amount
--------------------------------------------------     -----------------
1999                                                   $          21,612
2000                                                               5,112
2001                                                               3,612
2002                                                               3,612
2003                                                                 301
                                                       -----------------
                                                       $          34,249
                                                       -----------------

--------------------------------------------------------------------------------

14.  Subsequent Events

     In addition to items disclosed elsewhere in these financial statements, the following significant events occurred between January 1, 1999 and May 17, 1999:

     a) The Company received cash in the amount of $115,000 and issued a convertible promissory note to a related party in the amount of $115,000 bearing interest at 9% per annum and due in full on January 28, 2001. The note may be converted into 1,172,847 units of the Company at the option of the lender at CDN $0.15 during the first year and into 879,635 units at CDN $0.20 during the second year. Each unit consists of one common share and one common share purchase warrant. The convertible security instrument will be allocated $72,778 as debt and $42,222 as equity based upon the fair value of the equity component.

     b) The Company issued 2,000,000 common shares and warrants to purchase 2,000,000 common shares pursuant to a private placement for proceeds of $200,000. The warrants allow the holder to acquire an additional common share for each warrant at $0.10 ($0.15 CDN) in the first year and $0.15 ($0.18 CDN) in the second year. Included in the private placement are 858,000 shares subscribed by insiders of the Company.

     c) The Company issued to a related party, 546,154 common shares and warrants to purchase 546,154 common shares on conversion of note payable #1 in the amount of $100,000 (Note 4). The warrants allow the holder to acquire an additional common share for each warrant at CDN $0.31 to January 23, 2000.

     d) The Company issued to a related party, 600,769 common shares and warrants to purchase 600,769 common shares on conversion of note payable #2 in the amount of $110,000 (Note 4). The warrants allow the holder to acquire an additional common share for each warrant at CDN $0.31 to March 31, 2000.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 1998 and 1997
U.S. Funds


--------------------------------------------------------------------------------

14.  Subsequent Events - Continued

     e) The Company granted 365,000 incentive stock options to insiders of the Company, subject to regulatory approval, which are exercisable at a price of CDN $0.20 per share until April 7, 2004.

--------------------------------------------------------------------------------

15.  Uncertainty Due to the Year 2000 Issue

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

--------------------------------------------------------------------------------